Exhibit 5



Haskell Slaughter Young & Johnston,
  Professional Association
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama  35203-2618



June 13, 1995



HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243


                   Re: Registration Statement on Form S-8 --
       Surgical Health Corporation 1992, 1993 and 1994 Stock Option Plans;
         Heritage Surgical Corporation 1992 and 1993 Stock Option Plans


Gentlemen:

We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,184,702 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the Company's Surgical Health Corporation 1992 Stock Option Plan, Surgical Health Corporation 1993 Stock Option Plan, Surgical Health Corporation 1994 Stock Option Plan, Heritage Surgical Corporation 1992 Stock Option Plan and Heritage Surgical Corporation 1993 Stock Option Plan (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plan as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

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HEALTHSOUTH Corporation
June 13, 1995
Page 2




         We do hereby consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                       Very truly yours,

                                       HASKELL SLAUGHTER YOUNG & JOHNSTON
                                           Professional Association


                                       By   /s/ BEALL D. GARY, JR.
                                         ---------------------------------
                                                Beall D. Gary, Jr.
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